Exhibit 99.1

Aptiv Reports Second Quarter 2026 Financial Results
Strong Operating Performance and Significant Progress Diversifying Towards Non-Auto Markets
SCHAFFHAUSEN - Aptiv PLC (NYSE: APTV), a global industrial technology company, today reported financial results for the second quarter of 2026.

Second Quarter Financial Highlights Include:
•U.S. GAAP revenue of $3.3 billion, an increase of 2%
◦Adjusted revenue growth of 2%
•U.S. GAAP net income from continuing operations of $298 million
•Adjusted EBITDA of $613 million
•U.S. GAAP diluted earnings per share from continuing operations of $1.40
◦Adjusted net income per share of $1.63
•Completed the spin-off of Electrical Distribution Systems segment
◦Electrical Distribution Systems segment classified as discontinued operations for all periods presented
◦Received cash dividend of $1.9 billion in connection with the spin-off
Year-to-Date Financial Highlights Include:
•U.S. GAAP revenue of $6.3 billion, an increase of 2%
◦Adjusted revenue growth of 1%
•U.S. GAAP net income from continuing operations of $427 million
•Adjusted EBITDA of $1,106 million
•U.S. GAAP diluted earnings per share from continuing operations of $2.01
◦Adjusted net income per share of $2.56

"We delivered solid results in the second quarter, our first as New Aptiv, with a reacceleration in revenue growth and margin expansion year-over-year,” said Kevin Clark, chair and chief executive officer. “In addition, we continued to demonstrate progress on many of our strategic initiatives, including double digit revenue growth in Non-Automotive revenues, advancing our presence in the Robotics market from partnerships to commercial stage, and securing a major Drone market commercial win in early July. While the macroeconomic landscape for Automotive remains dynamic and customer mix has presented as an incremental headwind, we remain committed to delivering continued revenue growth and strong operating performance this year. Moreover, our strong belief in the long-term value of our business and opportunity for growth across markets has reinforced our commitment in returning capital to shareholders, with half of our expected cash flow for the year already having been allocated towards share repurchases, a level we see continuing for the next few years."

Second Quarter 2026 Results
For the three months ended June 30, 2026, the Company reported U.S. GAAP revenue of $3.3 billion, an increase of 2% from the prior year period. Adjusted for currency exchange and commodity movements, revenue increased by 2% in the second quarter. This reflects growth of 10% in North America, 6% in Asia Pacific, which includes growth of 5% in China, partially offset by declines of 8% in EMEA and 4% in South America, our smallest region.
The Company reported second quarter 2026 U.S. GAAP net income from continuing operations of $298 million, net income margin from continuing operations of 9.1% and earnings from continuing operations of $1.40 per diluted share, compared to U.S. GAAP net income from continuing operations of $265 million, net income margin from continuing operations of 8.3% and earnings from continuing operations of $1.21 per diluted share in the prior year period. Second quarter Adjusted Net Income totaled $345 million, or earnings of $1.63 per diluted share, compared to $285 million, or $1.31 per diluted share, in the prior year period.
The Company reported second quarter Adjusted EBITDA of $613 million, compared to $547 million in the prior year period. Adjusted EBITDA margin was 18.7%, compared to 17.1% in the prior year period, primarily reflecting increased volumes and favorable impacts of foreign currency exchange, partially offset by increased commodity costs.
The Company reported second quarter Adjusted Operating Income of $473 million, compared to $410 million in the prior year period. Adjusted Operating Income margin was 14.4%, compared to 12.8% in the prior year period.
Depreciation and amortization expense totaled $195 million, compared to $190 million in the prior year period. Interest expense for the second quarter totaled $62 million, compared to $92 million in the prior year period.
Tax expense in the second quarter of 2026 was $52 million, compared to $16 million in the prior year period.
Net cash flow provided by operating activities from continuing operations totaled $137 million in the second quarter, compared to $326 million in the prior year period. The Company generated Free Cash Flow of $12 million in the second quarter, compared to $219 million generated in the prior year period.

Year-to-Date 2026 Results
For the six months ended June 30, 2026, the Company reported U.S. GAAP revenue of $6.3 billion, an increase of 2% from the prior year period. Adjusted for currency exchange and commodity movements, revenue increased by 1% during the period. This reflects growth of 9% in North America and 1% in Asia Pacific, which includes a decline of 4% in China, partially offset by declines of 7% in EMEA and 3% in South America, our smallest region.
The Company reported 2026 year-to-date U.S. GAAP net income from continuing operations of $427 million, net income margin from continuing operation of 6.8% and earnings from continuing operations of $2.01 per diluted share, compared to U.S. GAAP net income from continuing operations of $125 million, net income margin from continuing operation of 2.0% and earnings from continuing operations of $0.55 per diluted share in the prior year period. Year-to-date Adjusted Net Income totaled $545 million, or earnings of $2.56 per diluted share, compared to $517 million, or $2.30 per diluted share, in the prior year period.

For the 2026 year-to-date period, The Company reported Adjusted EBITDA of $1,106 million, compared to $1,059 million in the prior year period. Adjusted EBITDA margin was 17.5%, compared to 17.1% in the prior year period, primarily reflecting increased volumes and favorable impacts of foreign currency exchange, partially offset by increased commodity costs.
The Company reported Adjusted Operating Income of $829 million for the year-to-date 2026 period, compared to $789 million in the prior year period. Adjusted Operating Income margin was 13.1%, compared to 12.8% in the prior year period.
Depreciation and amortization expense totaled $384 million, compared to $379 million in the prior year period. Interest expense for the year-to-date period totaled $146 million, compared to $185 million in the prior year period.
Tax expense in the six months ended June 30, 2026 was $94 million. Tax expense in the six months ended June 30, 2025 was $342 million, which primarily reflects an increase to valuation allowances of approximately $300 million on deferred tax assets impacted by the OECD Administrative Guidance issued in the first quarter of 2025.
Net cash flow provided by operating activities from continuing operations totaled $82 million in the six months ended June 30, 2026, compared to $531 million in the prior year period. The Company reported negative Free Cash Flow of $196 million in the six months ended June 30, 2026, compared to $264 million generated in the prior year period.
Reconciliations of Adjusted Revenue Growth, Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income Per Share and Free Cash Flow, which are non-GAAP measures, to the most directly comparable financial measures, respectively, calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) are provided in the attached supplemental schedules.

Debt Redemptions and Share Repurchases
In April 2026, the Company redeemed $1,847 million of aggregate principal amount of certain senior notes principally utilizing proceeds from the cash distribution received from Versigent in connection with the spin-off.
The Company repurchased and retired 4.1 million shares for $250 million in the second quarter of 2026, bringing the year-to-date total to $325 million. As of June 30, 2026, $1.8 billion remained available for future share repurchases under the Company’s existing authorization.

EDS Spin-Off
As previously disclosed, the spin-off of the Company’s former Electrical Distribution Systems segment into a new independent publicly traded company, Versigent PLC, was completed on April 1, 2026. The results of the Electrical Distribution Systems business through April 1, 2026 are presented as discontinued operations separate from the Company’s continuing operations for all periods presented. In connection with the spin-off, Aptiv received a dividend of approximately $1.9 billion from Versigent, which the Company used to opportunistically redeem outstanding debt prior to maturity.

Q3 and Full Year 2026 Outlook
The Company’s third quarter and full year 2026 financial guidance is as follows. This reflects Aptiv without the EDS business, which is presented as discontinued operations.

(in millions, except per share amounts)	Q3 2026	New Aptiv (Pro Forma) Full Year 2026
Net sales	$3,120 - $3,220	$12,600 - $12,800
U.S. GAAP net income from continuing operations	$180 - $200	$860 - $900
U.S. GAAP net income from continuing operations margin	6.0%	6.9%
Adjusted EBITDA	$545 - $575	$2,310 - $2,370
Adjusted EBITDA margin	17.7%	18.4%
U.S. GAAP diluted net income per share from continuing operations	$0.86 - $0.96	$4.06 - $4.26
Adjusted net income per share	$1.25 - $1.35	$5.60 - $5.80
Cash flow from continuing operations		$1,270 - $1,370
Free cash flow		$625 - $725
U.S. GAAP effective tax rate		~18%
Adjusted effective tax rate		~18%

Conference Call and Webcast
The Company will host a conference call to discuss these results at 8:00 a.m. (ET) today, which is accessible by dialing +1.800.330.6710 (U.S.) or +1.213.279.1505 (international) or through a webcast at ir.aptiv.com. The conference ID number is 8103952. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company’s website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Aptiv’s financial results which are not presented in accordance with GAAP. Specifically, Adjusted Revenue Growth, Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income Per Share and Free Cash Flow are non-GAAP financial measures. Adjusted Revenue Growth represents the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements, acquisitions, divestitures and other transactions. Adjusted EBITDA represents net income (loss) before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, income (loss) from discontinued operations, restructuring and other special items. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of net sales. Adjusted Operating Income represents net income (loss) before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, income (loss) from discontinued operations, amortization, restructuring, separation costs related to the spin-off of the Electrical Distribution Systems business, other acquisition and portfolio project costs (which includes costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures), goodwill and other asset impairments, compensation expense related to acquisitions and gains (losses) on business divestitures and other transactions. Adjusted Operating Income margin is defined as Adjusted Operating Income as a percentage of net sales.
Adjusted Net Income represents net income (loss) attributable to Aptiv before income (loss) from discontinued operations, amortization, restructuring and other special items, including the tax impact thereon. Adjusted Net

Income Per Share represents Adjusted Net Income divided by the Weighted Average Number of Diluted Shares Outstanding for the period.
Free cash flow represents cash provided by (used in) operating activities from continuing operations less capital expenditures.
Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position, results of operations and liquidity. In particular, management believes Adjusted Revenue Growth, Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income Per Share and Free Cash Flow are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.
Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Aptiv
Aptiv is a global industrial technology leader delivering advanced solutions people trust when it matters most across automotive, commercial vehicle, aerospace and defense, telecom and datacom, and other diversified industrial end markets. Our differentiated portfolio enables devices and systems to sense, think, act, and continuously optimize performance. Building on decades of innovation, Aptiv brings global scale and a resilient, localized value chain to customers across the globe. Learn more at aptiv.com.

Forward-Looking Statements
This press release, as well as other statements made by Aptiv PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events, certain investments and acquisitions and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company’s strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

# # #

APTIV PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in millions, except per share amounts)
Net sales	$3,274	$3,199	$6,306	$6,186
Operating expenses:
Cost of sales	2,499	2,468	4,861	4,784
Selling, general and administrative	332	327	660	636
Amortization	52	52	104	103
Restructuring	24	27	40	49
Total operating expenses	2,907	2,874	5,665	5,572
Operating income	367	325	641	614
Interest expense	(62)	(92)	(146)	(185)
Other income, net	58	15	55	19
Net gain on equity method transactions	3	46	3	46
Income from continuing operations before income taxes and equity loss	366	294	553	494
Income tax expense	(52)	(16)	(94)	(342)
Income from continuing operations before equity loss	314	278	459	152
Equity loss, net of tax	(17)	(14)	(34)	(29)
Income from continuing operations	297	264	425	123
(Loss) income from discontinued operations, net of tax	(50)	133	13	263
Net income	247	397	438	386
Net income attributable to noncontrolling interest	—	5	3	6
Net loss attributable to redeemable noncontrolling interest	(1)	(1)	(2)	(2)
Net income attributable to Aptiv	$248	$393	$437	$382

Amounts attributable to Aptiv:
Income from continuing operations	$298	$265	$427	$125
(Loss) income from discontinued operations	(50)	128	10	257
Net income	$248	$393	$437	$382

Diluted net income (loss) per share:
Continuing operations	$1.40	$1.21	$2.01	$0.55
Discontinued operations	(0.23)	0.59	0.05	1.15
Diluted net income (loss) per share attributable to Aptiv	$1.17	$1.80	$2.06	$1.70
Weighted average number of diluted shares outstanding	212.10	218.11	212.53	0.00

APTIV PLC
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2026	December 31, 2025
	(Unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$761	$1,575
Restricted cash	4	3
Accounts receivable, net	2,434	1,910
Inventories	2,038	1,789
Other current assets	766	627
Current assets of discontinued operations	—	2,841
Total current assets	6,003	8,745
Long-term assets:
Property, net	2,756	2,872
Operating lease right-of-use assets	305	331
Investments in affiliates	1,255	1,288
Intangible assets, net	1,875	1,997
Goodwill	3,937	4,008
Other long-term assets	1,865	1,816
Long-term assets of discontinued operations	—	2,356
Total long-term assets	11,993	14,668
Total assets	$17,996	$23,413
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$23	$23
Accounts payable	1,910	1,623
Accrued liabilities	1,042	1,191
Current liabilities of discontinued operations	—	2,200
Total current liabilities	2,975	5,037
Long-term liabilities:
Long-term debt	5,331	7,467
Pension benefit obligations	212	212
Long-term operating lease liabilities	241	270
Other long-term liabilities	484	479
Long-term liabilities of discontinued operations	—	449
Total long-term liabilities	6,268	8,877
Total liabilities	9,243	13,914
Commitments and contingencies
Redeemable noncontrolling interest	—	102

Total Aptiv shareholders’ equity	8,753	9,207
Noncontrolling interest	—	190
Total shareholders’ equity	8,753	9,397
Total liabilities, redeemable noncontrolling interest and shareholders’ equity	$17,996	$23,413

APTIV PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2026	2025
	(in millions)
Cash flows from operating activities:
Net income	$438	$386
Income from discontinued operations, net of tax	13	263
Income from continuing operations	425	123
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	384	379
Restructuring expense, net of cash paid	(14)	(9)
Deferred income taxes	(32)	309
Loss from equity method investments, net of dividends received	34	29
Loss on extinguishment of debt	(39)	3
Net gain on equity method transactions	(3)	(46)
Other, net	65	74
Changes in operating assets and liabilities:
Accounts receivable, net	(314)	(204)
Inventories	(230)	(108)
Accounts payable	144	163
Other, net	(331)	(180)
Pension contributions	(7)	(2)
Net cash provided by operating activities from continuing operations	82	531
Net cash (used in) provided by operating activities from discontinued operations	(133)	252
Net cash (used in) provided by operating activities	(51)	783
Cash flows from investing activities:
Capital expenditures	(278)	(267)
Proceeds from sale of property	2	2
Proceeds from asset sale	—	4
Proceeds from sale of technology investments	—	1
Cost of technology investments	—	(42)
Proceeds from the sale of equity method investments	—	164
Acquisition of redeemable noncontrolling interest	(67)	—
Settlement of derivatives	(3)	5
Net cash used in investing activities from continuing operations	(346)	(133)
Net cash used in investing activities from discontinued operations	(66)	(79)
Net cash used in investing activities	(412)	(212)
Cash flows from financing activities:
Decrease in other short and long-term debt, net	(5)	(574)
Repayment of senior notes	(2,054)	—
Fees related to modification of debt agreements	—	(5)
Dividend received from spin-off of Versigent	1,920	—
Cash transferred to Versigent related to spin-off	(282)	—
Repurchase of ordinary shares	(322)	—
Taxes withheld and paid on employees’ restricted share awards	(32)	(17)
Net cash used in financing activities from continuing operations	(775)	(596)
Net cash provided by (used in) financing activities from discontinued operations	150	(136)
Net cash used in financing activities	(625)	(732)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(1)	36
Decrease in cash, cash equivalents and restricted cash	(1,089)	(125)
Cash, cash equivalents and restricted cash at beginning of the period	1,854	1,574
Cash, cash equivalents and restricted cash at end of the period	$765	$1,449
Cash, cash equivalents and restricted cash of discontinued operations	$—	$328
Cash, cash equivalents and restricted cash of continuing operations	$765	$1,121

APTIV PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	%	2026	2025	%
	(in millions)			(in millions)
Net Sales
Engineered Components	$1,800	$1,718	5%	$3,422	$3,298	4%
Intelligent Systems	1,501	1,507	—%	2,934	2,931	—%
Eliminations and Other (a)	(27)	(26)		(50)	(43)
Net Sales	$3,274	$3,199		$6,306	$6,186

Adjusted EBITDA
Engineered Components	$403	$343	17%	$729	$670	9%
Intelligent Systems	210	204	3%	377	389	(3)%
Adjusted EBITDA	$613	$547		$1,106	$1,059

(a)	Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income (loss) per share attributable to Aptiv for the three and six months ended June 30, 2026 and 2025:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in millions, except per share amounts)
Weighted average ordinary shares outstanding, basic	211.56	217.73	211.84	223.91
Dilutive shares related to RSUs	0.54	0.38	0.69	0.41
Weighted average ordinary shares outstanding, including dilutive shares	212.10	218.11	212.53	224.32

Basic net income (loss) per share:
Continuing operations	$1.41	$1.21	$2.02	$0.56
Discontinued operations	(0.24)	0.59	0.04	1.15
Basic net income per share attributable to Aptiv	$1.17	$1.80	$2.06	$1.71

Diluted net income (loss) per share:
Continuing operations	$1.40	$1.21	$2.01	$0.55
Discontinued operations	(0.23)	0.59	0.05	1.15
Diluted net income per share attributable to Aptiv	$1.17	$1.80	$2.06	$1.70

APTIV PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including “Adjusted Revenue Growth,” “Adjusted EBITDA,” “Adjusted Operating Income,” “Adjusted Net Income,” “Adjusted Net Income Per Share” and “Free Cash Flow.” Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Revenue Growth: Adjusted Revenue Growth is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Revenue Growth in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Revenue Growth is defined as the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements, acquisitions, divestitures and other transactions. Not all companies use identical calculations of Adjusted Revenue Growth, therefore this presentation may not be comparable to other similarly titled measures of other companies.

Three Months Ended June 30, 2026

Reported net sales % change	2%
Less: foreign currency exchange and commodities	—%
Adjusted revenue growth	2%

Six Months Ended June 30, 2026

Reported net sales % change	2%
Less: foreign currency exchange and commodities	1%
Adjusted revenue growth	1%

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted EBITDA in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted EBITDA is defined as net income (loss) before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, income (loss) from discontinued operations, restructuring and other special items. Not all companies use identical calculations of Adjusted EBITDA, therefore this presentation may not be comparable to other similarly titled measures of other companies. EBITDA margin represents EBITDA as a percentage of net sales, and Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of net sales.

Consolidated Adjusted EBITDA
	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
	(in millions)
	$	Margin	$	Margin	$	Margin	$	Margin
Net income attributable to Aptiv	$248	7.6%	$393	12.3%	$437	6.9%	$382	6.2%
(Loss) income from discontinued operations, net of tax	(50)		128		10		257
Income from continuing operations	$298	9.1%	$265	8.3%	$427	6.8%	$125	2.0%
Interest expense	62		92		146		185
Income tax expense	52		16		94		342
Net loss attributable to redeemable noncontrolling interest	(1)		(1)		(2)		(2)
Depreciation and amortization (a)	195		190		384		379
EBITDA	$606	18.5%	$562	17.6%	$1,049	16.6%	$1,029	16.6%
Other income, net	(58)		(15)		(55)		(19)
Net gain on equity method transactions	(3)		(46)		(3)		(46)
Equity loss, net of tax	17		14		34		29
Restructuring	24		27		40		49
Separation costs	18		1		23		1
Other acquisition and portfolio project costs	8		5		15		12
Compensation expense related to acquisitions	1		4		3		9
Gain on asset sale	—		(5)		—		(5)
Adjusted EBITDA	$613	18.7%	$547	17.1%	$1,106	17.5%	$1,059	17.1%

(a)	Includes asset impairments.

Segment Adjusted EBITDA
(in millions)
Three Months Ended June 30, 2026	Engineered Components	Intelligent Systems	Total
Operating income	$267	$100	$367
Restructuring	8	16	24
Separation costs	10	8	18
Other acquisition and portfolio project costs	3	5	8
Compensation expense related to acquisitions	—	1	1
Depreciation and amortization (a)	115	80	195
Adjusted EBITDA	$403	$210	$613

Three Months Ended June 30, 2025	Engineered Components	Intelligent Systems	Total
Operating income	$209	$116	$325
Restructuring	17	10	27
Separation costs	1	—	1
Other acquisition and portfolio project costs	1	4	5
Compensation expense related to acquisitions	—	4	4
Gain on business divestitures and other transactions	—	(5)	(5)
Depreciation and amortization (a)	115	75	190
Adjusted EBITDA	$343	$204	$547

Six Months Ended June 30, 2026	Engineered Components	Intelligent Systems	Total
Operating income	$468	$173	$641
Restructuring	12	28	40
Separation costs	13	10	23
Other acquisition and portfolio project costs	7	8	15
Compensation expense related to acquisitions	—	3	3
Depreciation and amortization (a)	229	155	384
Adjusted EBITDA	$729	$377	$1,106

Six Months Ended June 30, 2025	Engineered Components	Intelligent Systems	Total
Operating income	$403	$211	$614
Restructuring	33	16	49
Separation costs	1	—	1
Other acquisition and portfolio project costs	4	8	12
Compensation expense related to acquisitions	—	9	9
Gain on business divestitures and other transactions	—	(5)	(5)
Depreciation and amortization (a)	229	150	379
Adjusted EBITDA	$670	$389	$1,059

(a)	Includes asset impairments.

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income is defined as net income (loss) before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, income (loss) from discontinued operations, amortization, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies. Operating income margin represents Operating income as a percentage of net sales, and Adjusted Operating Income margin represents Adjusted Operating Income as a percentage of net sales.

Consolidated Adjusted Operating Income
	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
	($ in millions)
	$	Margin	$	Margin	$	Margin	$	Margin
Net income attributable to Aptiv	$248	7.6%	$393	12.3%	$437	6.9%	$382	6.2%
(Loss) income from discontinued operations, net of tax	(50)		128		10		257
Income from continuing operations	$298	9.1%	$265	8.3%	$427	6.8%	$125	2.0%
Interest expense	62		92		146		185
Other income, net	(58)		(15)		(55)		(19)
Net gain on equity method transactions	(3)		(46)		(3)		(46)
Income tax expense	52		16		94		342
Equity loss, net of tax	17		14		34		29
Net loss attributable to redeemable noncontrolling interest	(1)		(1)		(2)		(2)
Operating income	$367	11.2%	$325	10.2%	$641	10.2%	$614	9.9%
Amortization	52		52		104		103
Restructuring	24		27		40		49
Separation costs	18		1		23		1
Other acquisition and portfolio project costs	8		5		15		12
Asset impairments	3		1		3		6
Compensation expense related to acquisitions	1		4		3		9
Gain on asset sale	—		(5)		—		(5)
Adjusted operating income	$473	14.4%	$410	12.8%	$829	13.1%	$789	12.8%

Segment Adjusted Operating Income
(in millions)
Three Months Ended June 30, 2026	Engineered Components	Intelligent Systems	Total
Operating income	$267	$100	$367
Amortization	29	23	52
Restructuring	8	16	24
Separation costs	10	8	18
Other acquisition and portfolio project costs	3	5	8
Asset impairments	—	3	3
Compensation expense related to acquisitions	—	1	1
Adjusted operating income	$317	$156	$473

Three Months Ended June 30, 2025	Engineered Components	Intelligent Systems	Total
Operating income	$209	$116	$325
Amortization	30	22	52
Restructuring	17	10	27
Separation costs	1	—	1
Other acquisition and portfolio project costs	1	4	5
Asset impairments	1	—	1
Compensation expense related to acquisitions	—	4	4
Gain on asset sale	—	(5)	(5)
Adjusted operating income	$259	$151	$410

Six Months Ended June 30, 2026	Engineered Components	Intelligent Systems	Total
Operating income	$468	$173	$641
Amortization	59	45	104
Restructuring	12	28	40
Separation costs	13	10	23
Other acquisition and portfolio project costs	7	8	15
Asset impairments	—	3	3
Compensation expense related to acquisitions	—	3	3
Adjusted operating income	$559	$270	$829

Six Months Ended June 30, 2025	Engineered Components	Intelligent Systems	Total
Operating income	$403	$211	$614
Amortization	59	44	103
Restructuring	33	16	49
Separation costs	1	—	1
Other acquisition and portfolio project costs	4	8	12
Asset impairments	6	—	6
Compensation expense related to acquisitions	—	9	9
Gain on asset sale	—	(5)	(5)
Adjusted operating income	$506	$283	$789

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company’s financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Net Income Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income is defined as net (loss) income attributable to Aptiv before income (loss) from discontinued operations, amortization, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the Weighted Average Number of Diluted Shares Outstanding, for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in millions, except per share amounts)
Net income attributable to Aptiv	$248	$393	$437	$382
(Loss) income from discontinued operations, net of tax	(50)	128	10	257
Income from continuing operations	$298	$265	$427	$125
Adjusting items:
Amortization	52	52	104	103
Restructuring	24	27	40	49
Separation costs	18	1	23	1
Other acquisition and portfolio project costs	8	5	15	12
Asset impairments	3	1	3	6
Compensation expense related to acquisitions	1	4	3	9
Gain on asset sale	—	(5)	—	(5)
(Gain) loss on extinguishment of debt	(44)	—	(39)	3
Gain on change in fair value of publicly traded equity securities	—	(3)	—	(1)
Net gain on equity method transactions	(3)	(46)	(3)	(46)
Tax impact of intercompany transfers of intellectual property and other related transactions (a)	—	—	—	294
Tax impact of adjusting items (b)	(12)	(16)	(28)	(33)
Adjusted net income attributable to Aptiv	$345	$285	$545	$517

Weighted average number of diluted shares outstanding	212.10	218.11	212.53	224.32
Diluted net income per share attributable to Aptiv	$1.40	$1.21	$2.01	$0.55
Adjusted net income per share	$1.63	$1.31	$2.56	$2.30

(a)
As a result of the Pillar Two OECD Administrative Guidance released in the first quarter of 2025, the Company no longer expects to obtain significant benefits from the tax incentive granted to its Swiss subsidiary in 2023. Accordingly, the Company recognized an increase to valuation allowances of $294 million to reduce the related deferred tax asset during the three months ended March 31, 2025.

(b)	Represents the income tax impacts of the adjustments made for amortization, restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

Free Cash Flow: Free Cash Flow is presented as a supplemental measure of the Company’s liquidity, which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions, evaluating its liquidity and determining appropriate capital allocation strategies. Management believes this measure is useful to investors to understand how the Company’s core operating activities generate and use cash. Free Cash Flow is defined as cash provided by (used in) operating activities from continuing operations less capital expenditures. Not all companies use identical calculations of Free Cash Flow, therefore this presentation may not be comparable to other similarly titled measures of other companies. The calculation of Free Cash Flow does not reflect cash used to service debt, pay dividends or repurchase shares, and therefore, does not necessarily reflect funds available for investment or other discretionary uses.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in millions)
Net cash provided by operating activities from continuing operations	$137	$326	$82	$531
Capital expenditures	(125)	(107)	(278)	(267)
Free cash flow	$12	$219	$(196)	$264

Financial Guidance: The reconciliation of the forward-looking non-GAAP financial measures provided in the Company’s financial guidance to the most comparable forward-looking GAAP measure for the third quarter and full year 2026 is as follows. This reflects Aptiv without the EDS business, which is presented as discontinued operations.

			New Aptiv (Pro Forma)
	Estimated Q3		Estimated Full Year
	2026 (a)		2026 (a)
	($ in millions)
Adjusted EBITDA	$	Margin (b)	$	Margin (b)
Net income from continuing operations attributable to Aptiv	$190	6.0%	$880	6.9%
Interest expense	60		245
Income tax expense	50		220
Net loss attributable to noncontrolling interest (c)	—		(5)
Depreciation and amortization	195		775
EBITDA	$495	15.6%	$2,115	16.7%
Other income, net	(5)		(60)
Net gain on equity method transactions	—		(5)
Equity loss, net of tax	20		70
Restructuring	30		95
Other acquisition and portfolio project costs, including costs related to the spin-off of the EDS business	20		70
Pro forma adjustment to continuing operations presentation (d)	—		55
Adjusted EBITDA	$560	17.7%	$2,340	18.4%

(a)	Prepared at the estimated mid-point of the Company’s financial guidance range.
(b)	Represents net income attributable to Aptiv, EBITDA and Adjusted EBITDA as a percentage of estimated net sales.
(c)	Includes portion attributable to redeemable noncontrolling interest.
(d)	Adjustment to the Company’s presentation of U.S. GAAP continuing operations in historical periods to the New Aptiv Pro Forma basis, which represents the Company’s historical segment basis, with the Electrical Distribution Systems segment not included.

		New Aptiv (Pro Forma)
	Estimated Q3	Estimated Full Year
	2026 (a)	2026 (a)

Adjusted Net Income Per Share	($ and shares in millions, except per share amounts)
Net income from continuing operations attributable to Aptiv	$190	$880
Adjusting items:
Amortization	50	210
Restructuring	30	95
Other acquisition and portfolio project costs, including costs related to the spin-off of the EDS business	20	70
Asset impairments	—	5
Net gain on equity method transactions	—	(5)
Gain on extinguishment of debt	—	(45)
Tax impact of adjusting items	(20)	(60)
Pro forma adjustment to continuing operations presentation (b)	—	55
Adjusted net income attributable to Aptiv	$270	$1,205

Weighted average number of diluted shares outstanding	208.00	211.50
Diluted net income per share attributable to Aptiv	$0.91	$4.16
Adjusted net income per share	$1.30	$5.70

(a)	Prepared at the estimated mid-point of the Company’s financial guidance range.
(b)	Adjustment to the Company’s presentation of U.S. GAAP continuing operations in historical periods to the New Aptiv Pro Forma basis, which represents the Company’s historical segment basis, with the Electrical Distribution Systems segment not included.

New Aptiv (Pro Forma)
Estimated Full Year
2026 (a)
Free Cash Flow	(in millions)
Net cash provided by operating activities from continuing operations	$1,320
Capital expenditures	(600)
Pro forma adjustment to continuing operations presentation (b)	(45)
Free cash flow	$675

(a)	Prepared at the estimated mid-point of the Company’s financial guidance range.
(b)	Adjustment to the Company’s presentation of U.S. GAAP continuing operations in historical periods to the New Aptiv Pro Forma basis, which represents the Company’s historical segment basis, with the Electrical Distribution Systems segment not included.

Investor Contact:
Betsy Frank
+1.929.240.1777
betsy.frank@aptiv.com